INDEPENDENT AUDITORS' REPORT

                              KPMG PEAT MARWICK LLP



                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Richfood Holdings, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 33-41210, 33-41570, 33-43652, 33-55299, 33-63447, 333-1251, 333-1253 and
333-16411) on Form S-8 of Richfood Holdings, Inc. of our report dated June 10, 1996, relating to the consolidated statements of earnings, shareholders' equity, cash flows and financial statement schedule of Richfood Holdings, Inc. and subsidiaries for the fiscal year ended April 27, 1996, which report is included in the May 2, 1998 annual report on Form 10-K of Richfood Holdings, Inc. The consolidated financial statements give effect to the merger on October 15, 1995 of a wholly-owned subsidiary of Richfood Holdings, Inc. with and into Super Rite Corporation, which has been accounted for using the pooling of interests method as described in note 2 to the consolidated financial statements.

                                        /s/ KPMG Peat Marwick LLP

Richmond, Virginia
July 31, 1998